Exhibit 16.1

October 29, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: Green Meadow Products, Inc.

Commission File No. 333-198993

We have read the statements that we understand Green Meadow Products, Inc. will include under Item 4.01 of the Form 8-K report dated October 29, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com